UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2023

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D Floor 3 35 Gatehouse Drive
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Syndax Pharmaceuticals, Inc. (the “Company”) recently issued several press releases and held an investor event during the 65th American Society of Hematology (“ASH”) Annual Meeting in San Diego, California, all of which provided updates on the Company’s clinical programs. On December 10, 2023, the Company, along with Incyte Corporation, issued a press release announcing additional data from the Company’s positive AGAVE-201 trial at the ASH plenary session showing axatilimab efficacy including durable responses in chronic graft-versus-host disease. On December 11, 2023, the Company issued a press release announcing positive data for revumenib in patients with acute leukemias from the BEAT AML, SAVE AML and AUGMENT-102 Phase 1 combination trials. On December 12, 2023, the Company issued a press release announcing positive data from the pivotal AUGMENT-101 trial of revumenib in relapsed/refractory KMT2Ar acute leukemia, which was presented at a late-breaking oral presentation during the ASH Annual Meeting. Copies of the press releases are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein. A copy of the presentation used at the ASH 2023 Investor Event can be accessed by visiting the Company’s investor page at ir.syndax.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 10, 2023
99.2	Press Release, dated December 11, 2023
99.3	Press Release, dated December 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

Date:	December 12, 2023	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer